Exhibit 107

CALCULATION OF FILING FEE TABLES

Schedule 13E-3

(Form Type)

Battalion Oil Corporation
Luminus Management, LLC
Luminus Energy Partners Master Fund, Ltd.
Oaktree Capital Group, LLC
Oaktree Fund GP, LLC
OCM Holdings I, LLC
Oaktree Holdings, LLC
OCM HLCN Holdings, L.P.
Oaktree Fund GPI, L.P.
Oaktree Capital I, L.P.

(Exact Name of Registrant and Name of Person Filing Statement)

Table 1: Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction		Fee Rate	Amount of Filing Fee
Fees to be Paid	$162,871,619.40	(1)	0.00014760	$24,039.85	(2)
Fees Previously Paid	$0			$0
Total Transaction Valuation	$162,871,619.40
Total Fees Due for Filing				$24,039.85
Total Fees Previously Paid				$0
Total Fee Offsets				$24,039.85	(3)
Net Fee Due				$0

(1)	The proposed maximum aggregate value of the transaction was determined based upon the sum of (A) (i) 16,456,563 shares of common stock, par value $0.0001, issued and outstanding and owned by persons other than the Company, Parent or Merger Sub, multiplied by (ii) the merger consideration of $9.80 per share; plus (B) no shares of common stock underlying options to purchase shares of common stock with exercise prices less than $9.80 per share; plus (C) (i) 162,990 shares of restricted stock units multiplied by (ii) the merger consideration of $9.80 per share. In accordance with Exchange Act Rule 0-11(c), the filing fee of $24,039.85 was determined by multiplying 0.0001476 by the proposed maximum aggregate value of the transaction..

(2)	. The filing fee was calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, and Fee Rate Advisory No. 1 for Fiscal Year 2023 by multiplying the transaction value by 0.00014760.

(3)	The Company previously paid $24,039.85 upon the filing of its Preliminary Proxy Statement on Schedule 14A on January 12, 2024 in connection with the transaction reported hereby.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Battalion Oil Corporation	Schedule 14A	001-35467	January 12, 2024		$24,039.85
Fee Offset Sources	Battalion Oil Corporation	Schedule 14A	001-35467		January 12, 2024		$24,039.85